EXHIBIT 99.1
Information Relating to Part II, Item 14. — Other Expenses of Issuance and Distribution
The expenses in connection with the issuance and distribution of $201,250,000 aggregate principal amount of 1.25% Convertible Senior Subordinated Notes due 2036 of AGCO Corporation, registered pursuant to Registration Statement on Form S-3 (Registration No. 333-138964) filed on November 27, 2006, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

SEC registration fee	$9,606	[1]
New York Stock Exchange listing fee	—
Printing and engraving expenses	25,394
Legal fees and expenses	165,000
Accounting fees and expenses	40,000
Transfer Agent and registrar fee	10,000
Miscellaneous	—

Total	$250,000

(1)	This amount does not include $11,928 of the filing fee offset pursuant to Rule 457(p) of the Securities Act for fees with respect to $147,448,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement no. 333-104352 and not sold thereunder.